EXHIBIT 3.1

CERTIFICATE OF INCORPORATION
OF
NOUVEAU HEALTH MANAGEMENT, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST:	Name: The name of the Corporation is: NOUVEAU HEALTH MANAGEMENT, INC.

SECOND:	Registered Office: Registered Agent:

The registered office of the Corporation is to be located at Prentice- Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD:	Purpose:

The purpose of the Corporation is to engage in any lawful act or motivity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:	Capitalization:

The total number of shares of stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares of which twenty-five million (25,000,000) shares shall be designated "Common Stock" and one million (1,000,000) shares shall be designated "Preferred Stock". Shares of Common Stock and Preferred Stock shall have a par value of 0.001 per share.

Common Stock

Subject to the price or equal rights, if any, of any Preferred Stock which hereafter may be authorized of any and all series stated and expressed by the Board of Directors in the resolution or resolutions providing for the issuance of such Preferred Stock, the holders of Common Stock shall be entitled (1) to receive dividends

CERTIFICATE OF MERGER
MERGING
HEALTH MANAGEMENT, INC.
(a Florida corporation)
WITH AND INTO
NOUVEAU HEALTH MANAGEMENT, INC.
(a Delaware corporation)
under
Section 252 of the General Corporation Law
of the State of Delaware

HEALTH MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY that:

FIRST: The name and state of incorporation of each of the constituent corporations are HEALTH MANAGEMENT, INC., a Florida corporation ("HMI-Florida"), and NOUVEAU HEALTH MANAGEMENT, INC., a Delaware corporation ("HMI- Delaware").

SECOND: Each of HMI-Florida and HMI-Delaware has approved, adopted, certified, executed and acknowledged an Agreement and Plan of Merger (the "Merger Agreement") dated as January 11, 1996 in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware. The Merger Agreement was adopted by the requisite number of stockholders of HMI-Florida and HMI-Delaware on January 11, 1996 and January 11, 1996, respectively.

THIRD: The name of the surviving corporation is NOUVEAU, Health Management, INC., which shall change its name to "NOUVEAU INTERNATIONAL, INC."

FOURTH: Pursuant to the Merger Agreement, the Certificate of Incorporation of HMI-Delaware shall be the Certificate of Incorporation of the surviving Corporation, and shall be amended by changing its name to NOUVEAU INTERNATIONAL, INC.

FIFTH: The surviving corporation is a corporation of the State of Delaware

SIXTH: The authorized capital stock of HMI-Florida consists of 10,000,000 shares of common stock, par value $.001 per share, and 500,000 shares of preferred stock, par value $.001 per share.

SEVENTH: The executed Merger Agreement is on file at the principal place of business of HMI-Delaware at 525 Washington Boulevard, 29th Floor, Jersey City, New Jersey 07310.

EIGHTH: A copy of said Merger Agreement will be furnished by HMI- Delaware, on request and without cost, to any stockholder of any constituent corporation.

NINTH: Forthwith upon the effectiveness of the merger of HMI-Florida with and into HMI-Delaware (the "Effective Date"), each of the issued and outstanding shares of common stock of HMI-Florida (the "HMI-Florida Common Stock"), and all rights in respect thereof, shall be converted into 1.5204793 fully paid and non-assessable shares of common stock of HMI-Delaware (the "HMI-Delaware Common Stock"), and each certificate nominally representing shares of HMI-Florida Common Stock shall for all purposes be deemed to evidence the ownership of the appropriate number of shares of HMI-Delaware Common Stock; provided, however, that no fractional shares of HMI-Delaware Common Stock shall be issued, and all fractional shares equal to 0.50 shares of HMI-Delaware Common Stock or less shall be eliminated and all fractional shares greater than 0.50 shares of HMI-Delaware Common Stock shall be rounded to the next highest whole number of shares of HMI-Delaware Common Stock. The holders of such certificates shall not be required to immediately surrender the same in exchange for certificates of HMI-Delaware Common Stock but, as certificates nominally representing shares of HMI-Florida Common Stock are surrendered for transfer, HMI-Delaware will cause to be issued certificates representing shares of HMI-Delaware Common Stock, and, at any time upon surrender by any holder of certificates nominally representing shares of HMI-Florida Common Stock, HMI-Delaware will cause to be issued therefore certificates for the appropriate number of shares of HMI-Delaware Common Stock. Forthwith upon the Effective Date, each of the shares of HMI-Delaware Common Stock issued and outstanding immediately prior to such time shall be retired, and no shares of HMI-Delaware Common Stock or other securities of HMI-Delaware shall be issued in respect thereof.

TENTH: HMI-Delaware hereby agrees that it will promptly pay to the dissenting shareholders of HMI-Florida the amount, if any, to which they shall be entitled under the provisions of the Florida General Corporation Act with respect to the rights of dissenting shareholders.

IN WITNESS WHEREOF, NOUVEAU HEALTH MANAGEMENT, INC., a Delaware corporation, has caused this certificate to be signed by Gary D. Peiffer, its President, and attested to by Philip A. Herman, its Secretary, on the 11th day of January, 1996.

NOUVEAU HEALTH MANAGEMENT, INC.
a Deleware Corporation

By:	/s/ Gary D. Peiffer
Gary D. Peiffer
President

ATTEST:

By:	/s/ Philip A Horman
Philip A. Horman
Secretary

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NOUVEAU INTERNATIONAL, INC.

Adopted in accordance with the provisions of Section 242
of the General Corporation Law of the State of Delaware

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Nouveau International, Inc.

2.     The Corporation was incorporated on January 10, 1996.

3.     The Certificate of Incorporation is hereby amended by deleting Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following:

FOURTH:	Capitalization.

The total number of shares of stock which the Corporation shall have authority to issue is twenty-eight million (28,000,000) shares of which twenty-five million (25,000,000) shares shall be designated "Common Stock" and three million shares (3,000,000) shall be designated "Preferred Stock". Shares of Common Stock and Preferred Stock shall have a par value of $0.001 per share.

Common Stock

Subject to the prior or equal rights, if any, of any Preferred Stock which hereafter may be authorized of any and all series stated and expressed by the Board of Directors in the resolution or resolutions providing for the issuance of such Preferred Stock, the holders of Common Stock shall be entitled to (1) receive dividends when and as declared by the Board of Directors out of any funds legally available therefore and (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation, ratably according to the number of shares of Common Stock held. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any pat of any issue or stock of any class whatsoever, whether now or hereafter authorized.

Preferred Stock

Authority is hereby expressly granted to the Board of Directors from time to time to issue series of Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware."

IN WITNESS WHEREOF, I have subscribed this document on this date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined and are true and correct.

Dated as of November 20, 1996

/s/ Gary W. Black, Sr.
Gary W. Black, Sr.
Chief Executive Officer

State of Delaware
Certificate of Amendment
Of certificate of Incorporation

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That a meeting of the Board of Directors of My Screen Mobile Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

Fourth: The total number of shares of stock the corporation shall have authority to issue is 200,000,000 shares of common stock and 3,000,000 shares of preferred stock, all of which shall have a par value of $0.001. Effective May 11, 2007 the company will forward split all the outstanding common stock in the ratio of 4 for 1.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of sold corporation was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 9th day of May, 2007

By:	/s/ Terrence Rodrigues
Terrence Rodrigues
Title: President

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is NOUVEAU INTERNATIONAL, INC.

2.
Its registered office in the State of Delaware is located at 2711 CENTERVILLE ROAD, SUITE 400 (street), City of WILMINGTON Zip Code 19808 County of NEW CASTLE, the name of its registered agent is THE PRENTICE-HALL  CORPORATION SYSTEM, INC.

3.	The date of filing of the original Certificate of Incorporation in Delaware was 1/10/1996.

4.
The date when restoration, renewal, and revival of the charter of this company is to commence is the 28TH day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.
This corporation was duly organized and carried on the business authorized by its charter until the 1ST day of MARCH A.D. 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 25TH day of SEPTEMBER A.D. 2006.

SIGNATURE:	Robert Brock
Authorized Officer
Name, PRINTED: Robert Brock
Title: President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
NOUVEAU INTERNATIONAL, INC.

NOUVEAU INTERNATIONAL, INC., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That a meeting of the Board of Directors of NOUVEAU INTERNATIONAL, INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, the Board of Directors of the Corporation are hereby authorized at its discretion to issue a reverse stock split in the ratio of 1 for 100 for all issued and outstanding common stock of the company with an effective date of MARCH 11, 2007.

SECOND: That, thereafter, pursuant to resolution of its Board of Directors, a special meeting of the preferred stockholders of said corporation was duly called and upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

THIRD: The amendment was approved by the shareholders and duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this 28th day of February, 2007.

/s/ Robert W. Brock, Sr.
ROBERT BROCK, President

Nouveau International
A Delaware Corporation
Board of Directors Resolutions

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

RESOLVED: The Board agreed to change the name of the corporation to My Screen Mobile, Inc..

FURTHER RESOLVED: The Board agreed to amend the articles of incorporation to increase authorized shares to 200,000,000 shares of common stock and 3,000,000 shares of preferred stock, all of which will have a par value of $.001.

FURTHER RESOLVED: The Board agreed to issue a forward stock split in the ratio of 4 for 1 of all the issued and outstanding common stock of the Corporation with an effective date of May 11, 2007.

IN WITNESS WHEREOF, these resolutions are executed April 19, 2007.

/s/ Terrence Rodrigues
Terrence Rodrigues
President, CEO, Director

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the l3oard of Directors of  Nouveau International, Inc, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to he advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the Article thereof numbered "First and Fourth" so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is My Screen Mobile Inc.

FOURTH: The total number of shares of stock the corporation shall have authority to issue is 200,000,000 shares of common stock and 3,000,000 shares of preferred stock, all of which shall have a par value of $ .001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors. a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of' the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th     day of          April      , 2007   .

By:	/s/ Terrence Rodrigues
Terrence Rodrigues

Title:	President

Nouveau International, Inc.

RESGNATION FROM BOARD OF DIRECTORS AND ELECTION OF NEW
DIRECTORS

The undersigned, being the sole members of the Board of Directors of NOUVEAU INTERNATIONAL, INC., hereby resigns from the Board of Directors, effective immediately, and appoints James Wicks as Sole Officer and Director.

/s/ Robert Brock
Robert Brock

ACCEPTANCE OF APPOINTMENT TO THE BOARD OF DIRECTORS

I, the undersigned, do hereby accept the appointment of Sole Officer and Director, effective immediately.

/s/ James K. Wicks
James Wicks

Nouveau International
A Delaware Corporation
Directors Resolutions
(the "Company")

WHEREAS:

A.	Mr. James Wicks has consented to step down as the President and Director of the Company.

B.	Mr. Terrence Rodrigues has consented to act as the new President and Director of the Company:

BE IT RESOLVED THAT:

1.	Mr. James Wicks has stepped down as President and Director of the Company.

2.	Mr. Terrence Rodrigues, who has consented to act as President and Director of the Company, is appointed to the board of Directors.

IN WITNESS WHEREOF, these resolutions are executed April 18, 2007.

/s/ James Wicks
Mr. James Wicks

/s/ Terrence Rodrigues
Mr. Terrence Rodrigues

NOUVEAU INTERNATIONAL

RESIGNATION FROM BOARD OF DIRECTORS

The undersigned, being a member of the Board of Directors of NOUVEAU INTERNATIONAL, INC. hereby resigns from the Board of Directors, effective immediately.

/s/ James K. Wicks
James Wicks